EXHIBIT 99.4

RECRUITER.COM GROUP, INC.

CONFIDENTIAL LETTER OF INTENT

August 8, 2024

Just Got 2 Have It, Inc.

40 John Portman Blvd NE

Atlanta, GA 30303

Attention: Michelle Ruby

Re:  Business Combination Transaction

Dear Ms. Ruby:

This Letter of Intent (the “LOI”) sets forth our intentions with respect to the principal terms and conditions of a proposed transaction (the “Transaction”, as defined in Section 1) between:

(a) Recruiter.com Group, Inc., a corporation organized under the laws of the State of Nevada (“Recruiter”),

(b) Just Got 2 Have It, Inc., a corporation organized under the laws of the State of Florida (“JG Inc”), Just Got 2 Have It! – NE, LLC, a Florida limited liability company (“JG NE”), and Just Got 2 Have It! – West, LLC, a Nevada limited liability company (“JG West”) (JG Inc, JG NE, and JG West, collectively “JG”), and

(c) the equity holders of JustGot2HaveIt, Inc. and the other JG entities, including a yet to be formed holding company for JG (the “JG Holders”).

Recruiter, JG, and the JG Holders are collectively referred to as the “Parties” and individually as a “Party.”

Although this LOI reflects the Parties’ mutual understanding of the matters described herein, each of the Parties acknowledges and agrees that the terms contained herein (other than the Binding Provisions, as defined below) are not binding on the Parties, are subject to change based upon further negotiations and due diligence results and are not intended to create rights in favor of the Parties with respect to the Transaction.  It is agreed and understood that the terms set forth herein are not intended to create or constitute a legally binding agreement of any sort between the Parties, and that until definitive agreements and other related documents are prepared, authorized, executed, and delivered by the Parties, neither party to this letter shall have any liability to any other party based upon, arising from, or relating to, the terms set forth herein.

Notwithstanding the foregoing, the obligations pursuant to Sections 2, 5 through 11, and 13 through 17 of this LOI (collectively, the “Binding Provisions”) are intended to be binding and enforceable obligations of the Parties.

1. Transaction Terms. On the terms and subject to the terms of below, and the conditions to be set forth in the Share Purchase Agreement (as defined in Section 3 hereof):

(a) Transaction Structure. At the closing of the Transaction (the "Closing"), subject to the satisfaction of all conditions precedent contained in the Stock Purchase Agreement, Recruiter will purchase all of the outstanding equity interests, shares, warrants, options and convertible securities of JG, free and clear of any liens, charges, restrictions or encumbrances thereon (collectively, the "Shares") from the JG Holders. Recruiter may assign some or all of its rights hereunder prior to the Closing to one or more of its subsidiaries. After further review, at Recruiter's election and subject to the review of the commercial terms in Section 1(b), the Transaction may be modified so that Recruiter acquires the Shares through a merger between Recruiter or one of its subsidiaries and JG (the "Merger”); or instead of a stock purchase, the Transaction may be also be completely revised to be structured as a purchase of JG’s assets, including all rights, title and interest in, to and under the business, properties, assets, goodwill and rights of JG of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased, used or licensed by JG and used in the operation of JG as of the Closing Date. The optimal acquisition structure will be evaluated by Recruiter and JG after information regarding JG’s legal structure, tax position and additional materials have been evaluated during due diligence.

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Subject to the above, the current structure is expected to take the form whereby JG Acquisition Corp., a yet-to-be-formed wholly-owned subsidiary of Recruiter under the laws of the State of Nevada (“Acquisition”), shall merge with and into a newly formed holding company (“JG Holdco”) that is the parent of JG so that:

(i)	JG Holdco is the surviving entity,

(ii)	The separate existence of Acquisition shall cease,

(iii)	JG Holdco becomes a wholly owned subsidiary of Recruiter, and

(iv)	All of the JG equity held by the JG Holders shall be converted into or exchanged for the Purchase Price described in Section (1)(b).

(b) Purchase Price. One hundred percent (100%) of the JG equity held by the JG Holders shall be converted into or exchanged for:

(1)	six million US dollars ($6,000,000) in cash, and

(2)

the right to receive six hundred thousand (600,000) newly-issued restricted shares of Recruiter common stock, par value $0.0001 per share (the “Recruiter Common Stock”), to be issued or granted to the JG Holders in accordance with their pro rata ownership of JG (the “Closing Shares”), and

(3)

options to purchase six hundred thousand (600,000) shares of the Recruiter Common Stock, with an exercise price equal to $1.50 per share, at any time prior to the third anniversary of the Closing (the “Stock Options”), to be issued or granted to the JG Holders in accordance with their pro rata ownership of JG (each a “JG Optionee”).

(4)	The Parties reserve the right to mutually agree to settle a portion of any of the aforementioned tranches in cash or stock, should it be a more preferable structure at the time of settlement.

(these elements and outcomes being collectively, the “Transaction”).

Following the closing of the Transaction, JG shall become a subsidiary of Recruiter.

(c) The Closing Shares and Recruiter Common Stock issuable under the Stock Options (the “Stock Option Shares”) (the Closing Shares and the Stock Option Shares, collectively, the “Consideration Shares”) will be subject to resale restrictions that will be mutually agreed upon.

(d) The Parties acknowledge and agree that the commercial terms described in Section 1(b) above are non-binding and indicative only, and that they will engage in good faith discussions and negotiations to mutually agree on the final commercial terms to be included in the Share Purchase Agreement.

(e) The Parties will use their best efforts so that the Transaction qualifies as a reorganization and tax-free exchange under Section 368(b) and/or Section 351 of the Internal Revenue Code of 1986, as amended.

2. Exclusivity.

(a) JG covenants and agrees that during the period from the date of acceptance by JG of the terms of this LOI until the earlier of (i) the date on which this LOI is terminated without the Parties having entered into a Share Purchase Agreement and (ii) December 31, 2024 (the “Exclusivity Period”) it shall not engage, or make any agreement or arrangement, with any other party (whether on a solicited or unsolicited basis) in relation to any potential agreement, arrangement or transaction which is directly or indirectly comparable to the Transaction, or would prevent or impede or otherwise negatively impact the ability of the Parties to proceed with and consummate the Transaction on the terms contemplated in this LOI.

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3. Definitive Share Purchase Agreement.

(a) The Transaction shall be subject to and conditioned upon the negotiation, execution and delivery of a definitive Share Purchase Agreement (the “SPA”) between Recruiter, JG and the JG Holders, subject to and containing the basic terms and conditions set forth herein, together with such other representations, warranties, covenants, terms, indemnities, and conditions as would be usual and customary for a transaction of such nature and which are mutually agreeable to the Parties, including, without limitation, the making of all necessary filings and the obtaining of all necessary approvals or consents from third parties required to consummate the proposed Transaction.

(b) The Closing shall be subject to the satisfaction of the conditions set forth in Section 9 hereof and elsewhere herein.

4. Closing Date. As soon as reasonably practicable after the execution of this LOI, the Parties will collaborate to mutually agree on a detailed target timeline for all steps and tasks required to execute the Share Purchase Agreement and complete the Closing. The target dates referred to in this LOI are indicative, and are subject to the agreement of the detailed target timeline.

The Closing will occur no later than three business days after the satisfaction of all conditions to Closing stated in the Share Purchase Agreements but not later than December 31, 2024, unless otherwise mutually agreed in writing. The date on which the Closing occurs is referred to in this LOI as the “Closing Date.”

5. Termination. This LOI may be terminated by either Party without any liability to the other party if the Share Purchase Agreement has not been negotiated, executed, and delivered on or before November 30, 2024. Notwithstanding the foregoing, upon such termination, the exclusivity detailed in Section 2 herein shall be null and void. Once executed, the Share Purchase Agreement shall supersede this LOI in its entirety, except to the extent otherwise provided in the Share Purchase Agreement.

6. Access to Records. For so long as negotiations with respect to the proposed Transaction are pending and have not been terminated by either Party, and subject to Section 7, each Party shall have reasonable access to the other Party’s books and records for purposes of evaluating the other Party’s assets, liabilities, financial condition, prospects, and the validity of the representations and warranties made by the other Party and their respective shareholders in the Share Purchase Agreement.

7. Confidentiality. Subject to this Section 7, each Party will keep confidential:

(i) the existence and terms of this LOI, any drafts of the Share Purchase Agreement and any other documents and correspondence created or exchanged in relation thereto; and

(ii) all information and materials regarding the other Parties provided to it for purposes of this LOI and the Share Purpose Agreement (as applicable), all of which shall be pursuant to Section 7.

(“Confidential Information”).

Each Party covenants and agrees that it shall not directly or indirectly, in whole or in part, disclose any Confidential Information to any third parties, except in the following circumstances:

(a) each Party shall be entitled to disclose Confidential Information to its group members, and its and their respective officers, employees, shareholders, professional advisers, financiers, agents, delegates or contractors on a “need to know” basis strictly for the purposes of this LOI and the furtherance of the Transaction, but for no other purpose;

(b) each Party shall be entitled to disclose Confidential Information to any other third party with the express prior written approval of the other Party, provided that it is only disclosed in accordance with the scope and terms of that approval; and

(c) each Party shall ensure that any party to which it discloses any Confidential Information in accordance with paragraph (a) or (b) above is under obligations of confidentiality equivalent to those set out in this LOI.

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The provisions of this Section 7 shall not apply to the disclosure of Confidential Information (i) as may be required by law, (ii) in connection with litigation or other legal proceeding against a party, (iii) by judicial or other compulsory process, including, without being limited to, any court order, (iv) as may be required by any federal and/or state regulatory agency, or (v) as may be required in connection with its obligations under federal securities laws and pursuant to the Securities and Exchange Commission or listing requirements. The Parties agree that no public disclosure will be made by either Party of the existence of the proposed Transaction or the contents of this LOI or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation, or stock exchange rule.

8. Certain Covenants. The Parties shall cooperate in good faith to:

(a) arrive at the most advantageous tax structure of the Transaction for Recruiter, JG, and the JG Holders as will be provided for in the Share Purchase Agreement, if any;

(b) negotiate and agree on any appropriate lock-up terms (if any) for the shares of Recruiter to be held by new JG Holders after Closing; and

9. Conditions. The Share Purchase Agreement will contain provisions to the effect that the Closing will be subject to the following conditions:

(a) Conditions to be satisfied in order for Recruiter to proceed to Closing:

(i)	Complete and satisfactory due diligence review of JG by Recruiter;

(ii)	Approval of the Transaction by the Board of Directors of Recruiter;

(iii)	There shall have been no material adverse changes in JG, financial or otherwise;

(iv)	Approval of the Transaction by the Board of Directors of JG and the JG Holders;

(v)	Any necessary third-party consents shall be obtained prior to Closing;

(vi)	Delivery to Recruiter of a financial audit by an auditing firm which is a member of the PCAOB for the consolidated financial statements of JG for fiscal years 2022 and 2023, and any interim stub period in fiscal 2024 (the “JG Financial Statements”), on or before Seventy (70) Days from the Closing Date (the “JG F/S Delivery Date”) (the “Audit Requirement”). As of their respective dates, the JG Financial Statements will comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the JG Financial Statements will have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied. In the event that the PCAOB auditing firm determines that the Audit Requirement cannot be delivered by the JG F/S Delivery Date (i.e., due to the state of the financial books and records of JG, or other reason), RCRT and JG shall have the option to terminate (or rescind) the transactions contemplated by this Agreement.

(vii)	All other documents and instruments supplementary to the Share Purchase Agreement which are necessary to complete and consummate the Transaction must have been completed at Closing; and

(viii)	Other reasonable conditions (if any) as mutually agreed between Recruiter and JG must have been complied with or fulfilled.

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(b) Conditions to be satisfied in order for JG to proceed to Closing:

(i)	Complete and satisfactory due diligence review of Recruiter by JG;

(ii)	There shall have been no material adverse changes in Recruiter’s financial condition until Closing;

(iii)	Approval of the Transaction must have been confirmed in writing by the Board of Directors of JG and the JG Holders;

(iv)	All other corporate consents and approvals must have been obtained as required by JG’s policies and procedures;

(v)

Recruiter shall have obtained the necessary Board approval and shareholder approvals for the Transaction (if necessary) prior to Closing and shall have put any necessary regulatory approvals regarding such in process;

(vi)

Other than regulatory approvals which may be in process, any other necessary third-party consents shall have been obtained prior to Closing, including but not limited to consents necessary from Recruiter’s lenders, creditors, vendors, lessors, etc.;

(vii)

All other documents and instruments supplementary to the Share Purchase Agreement which are necessary or reasonably required to complete and consummate the Transaction must have been completed at Closing; and

(viii)	Other reasonable conditions (if any) as mutually agreed between Recruiter and JG must have been complied with or fulfilled.

10. Expenses. Each Party will bear its own costs, fees and expenses in connection with the preparation, review, negotiation and implementation of this LOI, the Share Purchase Agreement, and Closing unless otherwise agreed between the Parties in writing.

11. No Public Announcement. This letter and the Transaction contemplated in this LOI shall not be the subject of a press release or other public announcement unless and until the consent and timing of the same shall be approved by Recruiter and JG, in writing, or as otherwise required by law; and such consent may not be unreasonably withheld by either Party.

12. Management and Board.

(a)	The management of JG will be undertaken by a three-member board to be mutually agreed upon by the Parties, provided that Michelle Ruby shall be one of the members on the board.

(b)

Michelle Ruby shall be offered an employment contract to serve as Chief Executive Officer of JG for a period of not less than eighteen (18) months at a salary of $9000 per month, along with reasonable and necessary business expenses made and substantiated in accordance with applicable law and the policies and procedures established from time to time by JG. Among other clauses to be mutually agreed upon, such employment contract shall include a non-competition clause whereby Ms. Ruby agrees not to engage in any competitive activity with Recruiter, JG, or its subsidiaries during her term of employment and through the twelve (12) month anniversary following the termination of employment, the terms of which will be mutually agreed upon in good faith.

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(c)	JG will use reasonable efforts to keep all key staff mutually identified by the Parties to remain for a minimum of eighteen (18) months.

(d)	The business shall be conducted from the current premises or such other agreed premises.

(e)	An appropriate, industry benchmarked remuneration package to be put in place for C-suite management of JG.

13. Counterparts. This LOI may be executed in one or more counterparts, whether electronically or by hand, each of which executed counterparts shall be deemed to be an original, and together shall be considered as one and the same document. This LOI shall come into force and effect when signed by or on behalf of both Recruiter and JG.

14. Choice of Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Nevada.

15. Business Conduct. Each Party agrees to conduct its business following the ordinary, usual, and regular course of business previously undertaken. Thus, there may be no material adverse changes in either Party's business from the date hereof through the Closing of this Transaction. During the period from signing the LOI and the signing of SPA and other definitive agreements, and subject to the terms of the exclusivity period as set out in Section 2, JG agrees not to:

(a) Offer for sale, assign, pledge, distribute, or enter any contract for the sale of or otherwise dispose of the shares or units of the JG without the express written consent of the Parties;

(b) Issue or cause to be issued additional units, shares or options or warrants to purchase shares of JG to any persons or Parties;

(c) Offer for sale, sell, assign, pledge, distribute or enter into any contract for the sale of or otherwise dispose of all or substantially all of a material portion of the assets of JG;

(d) Assume or incur a significant amount of liabilities or take any other actions outside the ordinary course of its business;

16. Supersedes Prior Agreement. This Agreement supersedes any prior agreement between the Parties.

17. Acceptance. If this LOI accurately sets forth both Parties’ understanding of the proposed transaction with respect to the matters discussed above, please so indicate by executing a copy of this LOI below and returning the executed copy to the undersigned. If we have not received an executed counterpart of this LOI on or before August 31, 2024 at 5:00 PM EST, this LOI shall terminate automatically and be of no further force and effect.

[Signature Page Follows]

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Very truly yours,

RECRUITER.COM GROUP, INC.

By:	/s/ Granger Whitelaw
Name:	Granger Whitelaw
Title:	CEO

ACCEPTED AND AGREED

Date:	8/19/2024

JUST GOT 2 HAVE IT, INC.,

By:	/s/ Michelle Ruby
Name:	Michelle Ruby
Title:	Chief Executive Officer

JUST GOT 2 HAVE IT! – NE, LLC

By:	/s/ Michelle Ruby
Name:	Michelle Ruby
Title:	Managing Member

JUST GOT 2 HAVE IT! – WEST

By:	/s/ Michelle Ruby
Name:	Michelle Ruby
Title:	Managing Member

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